Exhibit 23.1

  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 33-352599, No. 333-35829 and 333-49893 of The
  Neiman Marcus Group, Inc. and subsidiaries on Form S-8, S-8 and S-3, respectively, of our reports dated August 31, 1999 (September 22, 1999 as to Note 16), appearing and incorporated by reference in the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. and subsidiaries for the year ended July 31, 1999.


  /s/ DELOITTE & TOUCHE LLP


  Boston, Massachusetts
  October 26, 1999